Exhibit 10.1

10/26/2024

Mr. John Terwilliger

CEO

Houston American Energy Corp.

Mr. Terwilliger,

This letter (the “Agreement”) constitutes the agreement between Univest Securities, LLC (“Univest” or the “Bank”) and Houston American Energy Corp. (the “Company”), pursuant to which the Bank shall serve as the exclusive placement agent or exclusive lead underwriter for the Company, in connection with its proposed offering (the “Offering”) of securities and instruments either in the form of a public offering registered with the Securities and Exchange Commission, or in the form of a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (collectively the “Securities”), with the intention to raise $2,500,000. The terms of the Offering and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) to be documented by a purchase agreement, or to be mutually agreed upon by the Company and the Bank to be document by a underwriting agreement at a later time and nothing herein constitutes that the Bank would have the power or authority to bind the Company or impose an obligation for the Company to issue any Securities or complete the Offering. It is understood that Bank’s assistance in the Offering will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as Bank deems appropriate under the circumstances and to the receipt of all internal approvals of Bank in connection with the transaction. The date of the closing of the Offering shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by the Bank to purchase the Securities and does not ensure the successful offering of the Securities or any portion thereof or the success of the Bank’s with respect to securing any other financing on behalf of the Company. The Bank may retain other brokers or dealers to act as co-underwriters, or sub-agents or selected dealers on its behalf in connection with the Offering.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company in connection with the Offering is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Bank. In addition to the foregoing, the Company represents and warrants that:

1. The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company will not, without the prior consent of the Bank, prepare, use or refer to, any free writing prospectus.

UNIVEST SECURITIES, LLC	75 ROCKEFELLER PLAZA 18C	+1 212.343.8888
NEW YORK, NEW YORK

2. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater stockholder of the Company, except as set forth in the Registration Statement and SEC Reports.

SECTION 2. REPRESENTATIONS OF THE BANK. Univest represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the States applicable to the offers and sales of the Securities by such Bank, (iv) is and will be a body corporate validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. Univest will immediately notify the Company in writing of any change in its status as such.

SECTION 3. COMPENSATION. In consideration of the services to be provided for hereunder, the Company shall pay to the Bank or their respective designees their pro rata portion (based on the Securities placed) of the following compensation with respect to the Securities which they are placing or underwriting.

A. A cash fee or as to an underwritten Offering an underwriter discount (the “Cash Fee”) equal to seven percent (7%) of the aggregate gross proceeds raised in the Offering to be paid at the Closing of the Offering

B. At the closing of the Offering, the Company agrees to reimburse Univest zero percent (0%) of the actual amount of the Offering as non-accountable expense of the Offering.

C. Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees to reimburse the Bank for all reasonable travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $0,000. The Company will reimburse Bank directly as soon as applicable once requested. In the event this Agreement shall terminate prior to the consummation of the Offering, the Bank shall be entitled to reimbursement for actual expenses; provided, however, that such amount in no way limits or impairs the indemnification and contribution provisions of this Agreement.

D. Bank reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that such Bank’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

UNIVEST SECURITIES, LLC	75 ROCKEFELLER PLAZA 18C	+1 212.343.8888
NEW YORK, NEW YORK

SECTION 5. ENGAGEMENT TERM. The Bank’s engagement hereunder shall be exclusive until the earlier of (i) the final closing date of the Offering and (ii) the date a party terminates the engagement according to the terms of the next sentence (such date, the “Termination Date” and the period of time during which this Agreement remains in effect is referred to herein as the “Term”). On and after January 10th, 2025, the engagement may be terminated at any time by either party upon 60 days written notice to the other party, effective upon receipt of written notice to that effect by the other party. If the Company elects to terminate this Agreement for any reason even though the Bank was prepared to proceed with the Offering reasonably within the intent of this Agreement, and if within twelve (12) months following such termination, the Company completes any financing of equity, equity-linked or debt or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the Purchasers contacted by Bank during the term of this Agreement, then the Company will pay the Bank upon the closing of such financing the compensation set forth in Section 3 herein. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation, subject to FINRA Rule 5110 (g)(5)(B), to pay any fees actually earned pursuant to Section 3 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement for any reason whatsoever; the Company shall be obligated to pay Bank its actual and accountable out-of-pocket expenses related to the Offering (including the fees and disbursements of Bank’s legal counsel) and, if applicable, for electronic road show service used in connection with the Offering. All fees due to the Bank shall be paid by the Company to the Bank on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). Furthermore, the Company agrees that during Bank’s engagement hereunder, all inquiries from prospective U.S. investors and with respect to the Offering will be referred to Bank. Additionally, except as set forth hereunder or otherwise disclosed to Bank in writing, the Company represents, warrants and covenants that no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third-party with respect to the Offering.

The Bank agrees, not to use any confidential information concerning the Company provided to the Bank by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6. TAIL FINANCING. The Company and Univest agree that for a period of twelve (12) months from the closing date of the Offering, Univest shall be entitled to compensation commensurate with those set forth under Sections 3, from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by Univest to the Company during the period between the date of this Agreement and the closing of the Offering (each, a “Tail Financing”), and such Tail Financing is consummated at any time within the twelve (12) month period from the closing date of the Offering. The fees in Section 3 do not apply to an At-The-Market offering.

SECTION 7. FUTURE SERVICE. The Company and Univest agree that for a period of eighteen (18) months from the closing date of the Offering, the Company grants Univest the right to provide investment banking services to the Company on an exclusive basis in the matters below, for which investment banking services are sought by the Company (such right, the “Right of First Refusal”), which right is exercisable in Univest’s sole discretion. For these purposes, investment banking services shall include, (a) acting as lead or joint-lead manager for any underwritten public offering; (b) acting as lead or joint book-runner and/or lead or joint placement agent, initial purchaser in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. Univest shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. Any decision by Univest to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of Univest and shall be subject to general market conditions. In compliance with FINRA Rule 5110(g)(6)(A), in no circumstances the Right of First Refusal shall have a duration of more than three years from the commencement of sales of the public offering or the termination date of the engagement between the Company and Univest. If Univest declines to exercise the Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms declined by Univest. The Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by Univest of this Agreement or a material failure by Univest to provide the services as contemplated by this Agreement. The services provided by Univest hereunder are solely for the benefit of the Company and are not intended to confer any rights upon any persons or entities not a party hereto (including, without limitation, securityholders, employees or creditors of the Company) as against Univest or its directors, officers, agents and employees.

UNIVEST SECURITIES, LLC	75 ROCKEFELLER PLAZA 18C	+1 212.343.8888
NEW YORK, NEW YORK

SECTION 8. BOARD OBSERVER. Upon closing of this Offering; Univest will have the right to appoint an individual to be an observer at all meetings of the Board of Directors for a period of one year from the appointment. This appointee will be notified of any and all meetings of the Board of Directors and have the ability to attend all meetings. They will not have the right to vote on any issues.

SECTION 9. INFORMATION; RELIANCE. The Company agrees that any information or advice rendered by the Bank in connection with this engagement is for the confidential use of the Company only in their evaluation of the Offering and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Bank’s prior written consent. The Company shall furnish, or cause to be furnished, to Bank all information requested by Bank for the purpose of rendering services hereunder and conducting due diligence (all such information being the “Information”). In addition, the Company agrees to make available to Bank upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that Bank (a) will use and rely on the Information, including any documents provided to Purchasers in the Offering (the “Offering Documents”) and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with Bank or its representatives to discuss all information relevant for disclosure and will cooperate in any investigation undertaken by Bank thereof. At the request of Bank, the Company shall deliver such legal letters (including, without limitation, negative assurance letters), opinions, comfort letters, officers’ and secretary certificates and good standing certificates, all in form and substance satisfactory to Bank and its counsel as is customary for the Offering. Bank shall be a third-party beneficiary of any representations, warranties, covenants, closing conditions and closing deliverables made by the Company in any Offering Documents, including representations, warranties, covenants, closing conditions and closing deliverables made to any Purchaser in the Offering.

SECTION 10. NO FIDUCIARY RELATIONSHIP. The Company acknowledges that Bank has been retained only by the Company, that Bank is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Bank is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Bank or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by Bank, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Bank, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Bank to the Company in connection with Bank’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Bank shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any Purchaser introduced to it by Bank. This Agreement does not create and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that Bank is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of such Bank hereunder, all of which are hereby expressly waived.

UNIVEST SECURITIES, LLC	75 ROCKEFELLER PLAZA 18C	+1 212.343.8888
NEW YORK, NEW YORK

SECTION 11. RELATED AGREMENTS. At each Offering, the Company shall enter into the following additional agreements:

1.	Underwritten Offering. If an Offering is an underwritten Offering, the Company and Bank shall enter into a customary underwriting agreement in form and substance satisfactory to Bank and its counsel.

2.	Best Efforts Offering. If an Offering is on a best efforts basis, the sale of Securities to the Purchasers in the Offering will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such Purchasers in a form reasonably satisfactory to the Company and Bank. Bank shall be a third party beneficiary with respect to the representations, warranties, covenants, closing conditions and closing deliverables included in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective Purchasers.

3.	Escrow, Settlement and Closing. If each Offering is not settled via delivery versus payment (“DVP”), the Company and Bank shall enter into an escrow agreement with a third party escrow agent pursuant to which Bank’s compensation and expenses shall be paid from the gross proceeds of the Securities sold. If the Offering is settled in whole or in part via DVP, Bank shall arrange for its clearing agent to provide the funds to facilitate such settlement. The Company shall pay Bank closing costs, which shall also include the reimbursement of the out-of-pocket cost of the escrow agent or clearing agent, as applicable, which closing costs shall not exceed $12,900.

4.	FINRA Amendments. Notwithstanding anything herein to the contrary, in the event that Bank determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the final underwriting agreement) in writing upon the request of Bank to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company than are reflected in this Agreement.

SECTION 12. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

UNIVEST SECURITIES, LLC	75 ROCKEFELLER PLAZA 18C	+1 212.343.8888
NEW YORK, NEW YORK

SECTION 13. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Bank and the Company. The Company represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Offering and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 14. CONFIDENTIALITY. The Bank, (i) will keep the Confidential Information (as such term is defined below) confidential and will not (except as required by applicable law or stock exchange requirement, regulation or legal process (“Legal Requirement”)), without the Company’s prior written consent, disclose to any person any Confidential Information, and (ii) will not use any Confidential Information other than in connection with the Offering. The Bank further agree, severally and not jointly, to disclose the Confidential Information only to its Representatives (as such term is defined below) who need to know the Confidential Information for the purpose of the Offering, and who are informed by the Bank of the confidential nature of the Confidential Information. The term “Confidential Information” shall mean, all confidential, proprietary and non-public information (whether written, oral or electronic communications) furnished by the Company to the Bank or its Representatives in connection with such Bank’s evaluation of the Offering. The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by a Bank or its Representatives in violation of this Agreement, (ii) is or becomes available to a Bank or any of its Representatives on a non-confidential basis from a third- party, (iii) is known to a Bank or any of its Representatives prior to disclosure by the Company or any of its Representatives, or (iv) is or has been independently developed by a Bank and/or the Representatives without use of any Confidential Information furnished to it by the Company. The term “Representatives” shall mean Bank’s directors, board committees, officers, employees, financial advisors, attorneys and accountants. This provision shall be in full force until the earlier of (a) the date that the Confidential Information ceases to be confidential and (b) two years from the date hereof. Notwithstanding any of the foregoing, in the event that the Bank or any of their respective Representatives are required by Legal Requirement to disclose any of the Confidential Information, such Bank and their respective Representatives will furnish only that portion of the Confidential Information which such Bank or their respective Representative, as applicable, is required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

UNIVEST SECURITIES, LLC	75 ROCKEFELLER PLAZA 18C	+1 212.343.8888
NEW YORK, NEW YORK

SECTION 15. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 16. PRESS ANNOUNCEMENTS. The Company agrees that the Bank shall, from and after any Closing, have the right to reference the Offering and the Bank’s role in connection therewith in the Bank’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

SECTION 17. CONFLICTS. The Company acknowledges that Bank and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Bank may acquire information of interest to the Company. Bank shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction.

SECTION 18. Anti-Money Laundering. To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States require all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means Bank must ask the Company for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that Bank considers appropriate to verify the Company’s identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

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UNIVEST SECURITIES, LLC	75 ROCKEFELLER PLAZA 18C	+1 212.343.8888
NEW YORK, NEW YORK

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Univest the enclosed copy of this Agreement.

UNIVEST SECURITIES, LLC

/s/ Bradley Richmond
Name:	Bradley Richmond
Oct 31 2024
Title:	COO

Accepted and Agreed to as of the date first written above:

HOUSTON AMERICAN ENERGY CORP.

By:	/s/ John Terwilliger
John Terwilliger
10/29/24
Title:	CEO

Signature Page to Engagement Agreement Between Houston American and Univest Securities, LLC.

UNIVEST SECURITIES, LLC	75 ROCKEFELLER PLAZA 18C	+1 212.343.8888
NEW YORK, NEW YORK

ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Univest Securities, LLC(the “Bank”) or together with other broker dealers registered with FINRA and caused by Univest to also act as a manager (the “Banks”) by Houston American Energy Corp. (the “Company”) pursuant to an engagement agreement dated as of the date hereof, between the Company and the Bank(s), as it may be amended from time to time in writing (the “Agreement”), the Company hereby agrees as follows:

1. To the extent permitted by law, the Company will indemnify the Bank(s) and each of their affiliates, directors, officers, employees, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, whether or not the Company is a party thereto (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Bank(s), or (B) otherwise relate to or arise out of Bank(s)’ activities on the Company’s behalf under Bank(s)’ engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any such Indemnified Person for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Bank(s) except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

2. Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel for such Indemnified Person and the payment of the fees and expenses of such counsel, provided, however, that such counsel shall be satisfactory to the Indemnified Person and provided further that if the legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If such Indemnified Person does not request that the Company assume the defense of such Claim, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

UNIVEST SECURITIES, LLC	75 ROCKEFELLER PLAZA 18C	+1 212.343.8888
NEW YORK, NEW YORK

3. The Company agrees to notify the Bank(s) promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4. If for any reason the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold the an Indemnified Person harmless, then the Company and Bank(s) shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Bank(s) on the other, in connection with Bank(s)’ engagement referred to above, subject to the limitation that in no event shall the amount of Bank(s)’ contribution to such Claim exceed the amount of fees actually received by Bank(s) from the Company pursuant to Bank(s)’ engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Bank(s) on the other, with respect to Bank(s)’ engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the Offering (whether or not consummated) for which Bank(s) are engaged to render services bears to (b) the fee paid or proposed to be paid to Bank(s) in connection with such engagement.).

5. The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

6. These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

UNIVEST SECURITIES, LLC	75 ROCKEFELLER PLAZA 18C	+1 212.343.8888
NEW YORK, NEW YORK